FORM OF PROXY CARD

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Please vote this proxy card TODAY! Your prompt response will save the expense of additional mailings
VOTE VIA THE TELEPHONE	VOTE VIA THE INTERNET	VOTE BY MAIL

1.  Read the Proxy      Statement/Prospectus and have

     this card at hand

2.  Call toll-free at 1-866-387-9392 and      follow the recorded instructions

3.  If you vote via the telephone, you

     do not need to mail this proxy card

1.  Read the Proxy Statement/Prospectus      and have this card at hand

2.   Log on to www.proxyonline.com and       follow the on-screen instructions

3.  If you vote via the Internet, you do not        need to mail this proxy card

1. Read the Proxy Statement/Prospectus 2. Mark the appropriate box on this proxy card 3. Sign and date this proxy card 4. Mail your completed proxy card in the enclosed envelope

JANUS VELOCITY TAIL RISK HEDGED LARGE CAP ETF

JANUS VELOCITY VOLATILITY HEDGED LARGE CAP ETF

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 12, 2016

This Proxy is solicited on behalf of the Trustees of ALPS ETF Trust. The undersigned, revoking any previous proxies, hereby appoints Jennifer Craig, Andrea Kuchli and Abigail Murray or any of them, as attorneys and proxies, with full power of substitution to each, to vote the shares which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) of each of Janus Velocity Tail Risk Hedged Large Cap ETF and Janus Velocity Volatility Hedged Large Cap ETF, each a series of the ALPS ETF Trust, to be held at the offices of ALPS Advisors, Inc. on July 12, 2016 at 9:00 a.m. Mountain Time and at any adjournment(s) or postponement(s) of the Meeting. As to any other matter that properly comes before the Meeting or any adjournment(s) or postponement(s) thereof, the persons appointed above may vote in accordance with their best judgment. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders.

Note: Please sign exactly as your name(s) appears on the Proxy. If you are signing this Proxy for a corporation, estate, trust or in other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature.

Signature	Date
Signature (Joint Owners)	Date

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW.

THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

PLEASE MARK THE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ¢

Shareholders of Janus Velocity Tail Risk Hedged Large Cap ETF (“Existing Fund I”):

Approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of Existing Fund I, a series of ALPS ETF Trust, into Janus Velocity Tail Risk Hedged Large Cap ETF (“New Fund I”), a newly created series of Janus Detroit Street Trust, and complete liquidation and dissolution of Existing Fund I. (Only shareholders of Janus Velocity Tail Risk Hedged Large Cap ETF will vote on this proposal.)

FOR	AGAINST	ABSTAIN
☐	☐	☐

Shareholders of Janus Velocity Volatility Hedged Large Cap ETF (“Existing Fund II”):

Approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of Existing Fund II, a series of ALPS ETF Trust, into Janus Velocity Volatility Hedged Large Cap ETF (“New Fund II”), a newly created series of Janus Detroit Street Trust, and complete liquidation and dissolution of Existing Fund II. (Only shareholders of Janus Velocity Volatility Hedged Large Cap ETF will vote on this proposal.)

FOR	AGAINST	ABSTAIN
☐	☐	☐

Important Notice Regarding Availability of Proxy Materials for the Special Meeting

of Shareholders to Be Held on July 12, 2016

The Proxy Statement/Prospectus and Proxy Card for this meeting is available free of charge at [web address].

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE